Exhibit 10.1

July 30, 2021

Via Email

Nagesh K. Mahanthappa, PhD, MBA

Dear Nagesh:

Scholar Rock, Inc. (the “Company”) is pleased to extend you an offer of employment as the Interim Chief Executive Officer and President (“Interim CEO”), reporting to the Board of Directors of the Company (the “Board”), effective July 30, 2021 (the “Effective Date”) and continuing until the date immediately prior to the date that a new Chief Executive Officer (the “New CEO”) commences employment with the Company, unless your employment is sooner terminated by you or the Board (the “Term”).  The terms and conditions of your employment, should you accept this offer, are set forth in the below agreement (the “Agreement”).

1.            Position. As the Interim CEO, you shall have such powers and duties as may from time to time be prescribed by the Board, which shall include, without limitation, working to identify possible CEO candidates and, at the Board’s request, facilitating the hire of the New CEO.  In addition, you shall serve as a member of the Board during the Term, provided that you shall immediately resign from the Board upon ceasing to serve as the Interim CEO.  During the Term, you shall devote your full working time and efforts to the business and affairs of the Company.  Notwithstanding the foregoing, you may serve on other boards of directors, with the approval of the Board, or engage in religious, charitable or other community activities as long as such services and activities do not materially interfere with the performance of your duties to the Company as provided in this Agreement.  For the avoidance of doubt, you may continue to serve on the boards of directors listed on Exhibit A without seeking further approval from the Board, so long as such service does not interfere with the performance of your duties to the Company or pose a conflict of interest.

The term of the Consulting Agreement between you and the Company dated as of July 16, 2020 (the “Consulting Agreement”) that was set to end on July 31, 2021 shall end on the Effective Date, with the Monthly Retainer Fee (as defined in the Consulting Agreement) prorated for July 2021 based on the Effective Date.  You and the Company acknowledge that any notice requirements thereunder have either been satisfied or are deemed waived.

2.            Salary.  During the Term, the Company will pay you a base salary at the rate of $538,200 per year, payable in accordance with the Company’s standard payroll schedule and subject to applicable deductions and withholdings (the “Base Salary”).  The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices.

3.            Incentive Compensation.  During the Term, you shall be eligible to receive cash incentive compensation as determined by the Board or the Compensation Committee of the Board from time to time.  Your target annual incentive compensation shall be 55% of your Base Salary (the “Target Annual Incentive Compensation”), with any annual incentive compensation for 2021 prorated based on the Effective Date.  Except as otherwise provided herein, to earn incentive compensation, you must be employed by the Company on the day such incentive compensation is paid.  If you remain employed by the Company as Interim CEO on the date immediately prior to the date when the New CEO commences employment, then, in connection with the ending of your employment on such date, the Company will pay you the Prorated Incentive Compensation.  For purposes of this Agreement, “Prorated Incentive Compensation” shall mean the Target Annual Incentive Compensation that you would have been entitled to receive in the fiscal year of the Date of Termination (as defined below), prorated by the number of days that you were employed by the Company during the fiscal year of the Date of Termination.  For the avoidance of doubt, in no event shall “Prorated Incentive Compensation” include any sign-on bonus, retention bonus or any other special bonus.

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4.            Expenses.  You will be entitled to receive prompt reimbursement for all reasonable expenses that you incur during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company.

5.            Other Benefits; Vacations.  During the Term, you will be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans.  You will also be entitled to paid vacation and to all paid holidays given by the Company in accordance with the policies and procedures then in effect and established by the Company.

6.            Equity.  During the Term, you will continue to vest in your existing equity awards (the “Existing Equity Awards”), subject to the terms of the applicable equity award agreements and equity incentive plan(s) (collectively, the “Equity Documents”).  There will be no break in service from your status as an independent contractor pursuant to the Consulting Agreement and your commencement of employment as Interim CEO pursuant to this Agreement.  If the Company terminates you from the Interim CEO position prior to February 28, 2022, then the portion of your stock options that would have vested through February 28, 2022 shall immediately accelerate and become fully vested and exercisable as of the Date of Termination.

7.            At-will Employment.  At all times your employment is “at will,” meaning you or the Company may terminate it at any time for any or no reason.  Although your job duties, title, reporting structure, compensation and benefits, as well as the Company’s benefit plans and personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized member of the Board (excluding yourself).  Your last day of employment is referred to herein as the “Date of Termination.”  In the event of the ending of your employment for any reason, the Company shall pay you (i) any Base Salary earned through the Date of Termination, unpaid expense reimbursements (subject to, and in accordance with, Section 4 of this Agreement) and unused vacation that accrued through the Date of Termination on or before the time required by law but in no event more than 30 days after the Date of Termination; and (ii) any vested benefits you may have under any employee benefit plan of the Company through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (the “Accrued Obligations”).

Other than the Accrued Obligations, you will not be entitled to any compensation from the Company in connection with the ending of your employment, except that if the Company terminates your employment and you were participating in the Company’s group health plan immediately prior to the Date of Termination and you elect COBRA health continuation, then the Company shall, for the period following the Date of Termination that equals the number of months that you served as Interim CEO (with such number of months rounded up to the next whole number for any partial month of service) or your COBRA health continuation period, whichever is shorter, pay the cost of the monthly employer contribution (either by direct payment to the group health plan provider or the COBRA provider or by reimbursing you for such cost) that the Company would have made to provide health insurance to you if you had remained employed by the Company; provided, however, if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then the Company shall convert such payments to payroll payments directly to you for the time period specified above.  Such payments shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

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8.            Confidential Information and Restricted Activities.  You will be required to sign, as a condition of your employment, the Employee Non-Competition, Non-Solicitation, Confidentiality and  Assignment Agreement that is attached to this Agreement as Exhibit B (the “Restrictive Covenant Agreement”).  The obligations under the Restrictive Covenant Agreement are supplemental to, and not in lieu of, your existing obligations pursuant to the Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement between you and Scholar Rock LLC, which has been assigned to the Company (the “Prior Restrictive Covenant Agreement”) and remains in full force and effect.  This offer is conditioned on your representation that you are not subject to any confidentiality, noncompetition, nonsolicitation, invention assignment or other agreement that restricts your employment activities or that may affect your ability to devote full time and attention to your work at the Company.  You further represent that you have not used and will not use or disclose any trade secret or other proprietary right of any previous employer or any other party.

9.            Litigation and Regulatory Cooperation.  During and after your employment, you shall cooperate fully with any reasonable request of the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while you were employed by the Company.  Your full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times.  During and after your employment, you also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while you were employed by the Company.  The Company shall reimburse you for any reasonable out‑of‑pocket expenses incurred in connection with your performance of obligations pursuant to this Section 9.

10.            Withholding. All payments made by the Company to you under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

11.            Arbitration of Disputes.  Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of your employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination or retaliation, whether based on race, religion, national origin, sex, gender, age, disability, sexual orientation, or any other protected class under applicable law, including without limitation Massachusetts General Laws Chapter 151B) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in Boston, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators.  In the event that any person or entity other than you or the Company may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity’s agreement.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  This Section 11 shall be specifically enforceable.  Notwithstanding the foregoing, this Section 11 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 11.

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12.            Consent to Jurisdiction.  To the extent that any court action is permitted consistent with or to enforce Section 11 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts.  Accordingly, with respect to any such court action, you (a) submit to the personal jurisdiction of such courts; (b) consent to service of process; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

13.            Entire Agreement.  This Agreement, together with the Restrictive Covenant Agreement and the Equity Documents, constitutes the complete agreement between you and the Company, contains all of the terms of your employment with the Company and supersedes any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company, including, without limitation, the Consulting Agreement; provided, however, and notwithstanding the foregoing, the Prior Restrictive Covenant Agreement and the Officer Indemnification Agreement signed by you shall remain in effect in accordance with their terms, and Sections 9 through 20 of the Consulting Agreement shall remain in effect in accordance with their terms.  If the New CEO has not commenced employment with the Company by May 1, 2022 and you remain Interim CEO as of such date, then you and the Company agree to negotiate in good faith the terms of a new employment agreement that would supersede and replace this Agreement.

14.            Assignment.  Neither you nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without your consent to any affiliate or to any person or entity with whom the Company shall hereafter effect a reorganization, consolidate with, or merge into or to whom it transfers all or substantially all of its properties or assets.  This Agreement shall inure to the benefit of and be binding upon you and the Company, and each of your and its respective successors, executors, administrators, heirs and permitted assigns.

15.            Other Terms.  As with any employee, you must submit satisfactory proof of your identity and your legal authorization to work in the United States.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Signature page follows.]

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We are excited about your willingness to serve as Interim CEO and look forward to continuing to work with you.  You may indicate your agreement with these terms by signing and dating this Agreement, together with the signed Restrictive Covenant Agreement, and returning them both to me.  If you have any questions, please do not hesitate to contact me.

Very truly yours,

SCHOLAR ROCK, INC.

/s/ David Hallal
By:	David Hallal
Its:	Chairman of the Board

Exhibits:  Approved Board Service
    Restrictive Covenant Agreement

I have read and accept this Agreement:

/s/ Nagesh Mahanthappa
Nagesh K. Mahanthappa, PhD, MBA

Dated: July 30, 2021

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Exhibit A

Approved Board Service

Private Companies:
●	Abata Therapeutics, Inc.
●	Camena Bioscience, Ltd.
●	Casma Therapeutics, Inc.
●	Exo Therapeutics, Inc.
●	Kojin Therapeutics, Inc.

Nonprofits (all 501(c)(3) entities):
●	Global Arts Live
●	Movement Arts Creation Studio
●	Massachusetts Rivers Alliance
●	Massachusetts Audubon Society

Exhibit B

SCHOLAR ROCK, INC.

Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement

In consideration and as a condition of my employment, continued employment by or other service relationship with Scholar Rock, Inc. (the “Company”), and in exchange for, among other things, the opportunity to continue vesting in my Existing Equity Awards, as defined in the employment agreement to which this Exhibit B is attached (the “Employment Agreement”), and the opportunity to receive the compensation described in the Employment Agreement, which I acknowledge and agree is fair and reasonable consideration which is independent from the continuation of my employment, I agree to the terms and conditions of this Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement (the “Agreement”).  For purposes of this Agreement, references to the employment relationship shall mean any employment, co-employment, independent contractor or other service relationship, whether directly or through a third party, that I may have with the Company.

1.            Proprietary Information.  I agree that all information, whether or not in writing, concerning the Company’s business, technology, business relationships or financial affairs which the Company has not released to the general public (collectively, “Proprietary Information”) is and will be the exclusive property of the Company.  By way of illustration, Proprietary Information may include information or material which has not been made generally available to the public, such as:  (a) corporate information, including plans, strategies, methods, policies, resolutions, negotiations or litigation; (b) marketing information, including strategies, methods, customer identities or other information about customers, prospect identities or other information about prospects, or market analyses or projections; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; and (d) operational and technological information, including plans, specifications, manuals, forms, templates, pre-clinical and clinical testing data and strategies, software, designs, methods, procedures, formulas, discoveries, inventions, improvements, concepts and ideas; and (e) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents.  Proprietary Information also includes information received in confidence by the Company from its customers or suppliers or other third parties.

2.            Recognition of Company’s Rights.  I will not, at any time, without the Company’s prior written permission, either during or after my employment, disclose any Proprietary Information to anyone outside of the Company, or use or permit to be used any Proprietary Information for any purpose other than the performance of my duties as an employee of the Company.  I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Proprietary Information.  I will deliver to the Company all copies of Proprietary Information in my possession or control upon the earlier of a request by the Company or termination of my employment.

3.            Rights of Others.  I understand that the Company is now and may hereafter be subject to non-disclosure or confidentiality agreements with third parties which require the Company to protect or refrain from unauthorized use of proprietary information.  I agree to be bound by the terms of such agreements in the event I have access to such proprietary information.

4.            Commitment to Company; Avoidance of Conflict of Interest.  While an employee of the Company, I will devote my full-time efforts to the Company’s business and I will not engage in any other business activity that conflicts with my duties to the Company. Notwithstanding the foregoing, I understand that I may continue to serve on the boards of directors listed on Exhibit A to the Employment Agreement without seeking further approval from the Board of Directors of the Company (the “Board”), so long as such service does not interfere with the performance of my duties to the Company or pose a conflict of interest. I will advise the Chairman of the Board or his or her nominee at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company.  I will take whatever action is requested of me by the Company to resolve any conflict or appearance of conflict which it finds to exist.

5.            Developments.  I will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, and audio or visual works and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by me (alone or jointly with others) or under my direction during the period of my employment.  I acknowledge that all work performed by me is on a “work for hire” basis, and I hereby do assign and transfer and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns all my right, title and interest in all Developments that (a) relate to the business of the Company or any of the products or services being researched, developed, manufactured or sold by the Company or which may be used with such products or services; or (b) result from tasks assigned to me by the Company; or (c) result from the use of premises, resources, proprietary information or know-how, or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (“Company-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”).

To preclude any possible uncertainty, I have set forth on Appendix 1 attached hereto a complete list of Developments that I have, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of my employment with the Company that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (“Prior Inventions”).  If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Appendix 1 but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason.  I have also listed on Appendix 1 all patents and patent applications in which I am named as an inventor, other than those which have been assigned to the Company (“Other Patent Rights”).  If no such disclosure is attached, I represent that there are no Prior Inventions or Other Patent Rights.  If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine or other work done for the Company, I hereby grant to the Company a nonexclusive, royalty-free, paid-up, irrevocable, worldwide license (with the full right to sublicense) to make, have made, modify, use, sell, offer for sale and import such Prior Invention.  Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company’s prior written consent.

This Agreement does not obligate me to assign to the Company any Development which, in the sole judgment of the Company, reasonably exercised, is developed entirely on my own time and does not relate to the business efforts or research and development efforts in which, during the period of my employment, the Company actually is engaged or reasonably would be engaged, and does not result from the use of premises, resources, proprietary information, know-how or equipment owned or leased by the Company.  However, I will also promptly disclose to the Company any such Developments for the purpose of determining whether they qualify for such exclusion.  I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 5 will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.  I also hereby waive all claims to any moral rights or other special rights which I may have or accrue in any Company-Related Developments.

6.            Documents and Other Materials.  I will keep and maintain adequate and current records of all Proprietary Information and Company-Related Developments developed by me during my employment, which records will be available to and remain the sole property of the Company at all times. All files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, or other written, photographic or other tangible material containing Proprietary Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company to be used by me only in the performance of my duties for the Company.  Any property situated on the Company’s premises and owned by the Company, including without limitation computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice.  In the event of the termination of my employment for any reason, I will deliver to the Company all files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, or other written, photographic or other tangible material containing Proprietary Information, and other materials of any nature pertaining to the Proprietary Information of the Company and to my work, and will not take or keep in my possession any of the foregoing or any copies.

7.            Enforcement of Intellectual Property Rights.  I will cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights in Company-Related Developments.  I will sign, both during and after the term of this Agreement, all papers, including without limitation copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development.  If the Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby grant a power of attorney by designating and appointing each officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development.

8.            Restrictive Covenants.

A.	Non-Competition Restrictive Covenants

In order to protect the Company’s Proprietary Information and good will, during my employment and for a period of six (6) months following the termination of my employment for any reason, unless the Company terminates my employment without Cause (as defined below) or lays me off, or such shorter period as the Company designates in writing to me in connection with the ending of my employment relationship (the “Restricted Period”), I will not directly or indirectly, anywhere in the United States, whether as owner, partner, shareholder, director, manager, consultant, agent, employee, co-venturer, or otherwise, engage in, participate in, or perform:  (a) any job, position, function, role, or activity that (i) is the same as or similar to that which I performed for the Company during any part of the two-year period immediately preceding the end of my employment with the Company and (ii) involves products, services, or a line of business (in each case, including but not limited to the research, development, manufacture, or commercialization of any products, services, or line of business) that is competitive with or that substitutes for or that eliminates the need for, any products, services, or a line of business (in each case, including but not limited to the research, development, manufacture, or commercialization of any products, services, or a line of business) of the Company at any time during the two-year period immediately preceding the end of my employment with the Company; or (b) any other job, position, function, role, or activity that would likely or inevitably, even if unintentionally,  require or result in the use or disclosure of the Company’s Proprietary Information or the use of the Company’s customer goodwill, provided that this shall not prohibit any possible investment in publicly traded stock of a company representing less than one percent of the stock of such company.   Furthermore, I acknowledge and agree that the Company shall have the option of enforcing the aforementioned non-competition restriction, up to and including the full duration of the Restricted Period. In the event the Company elects to enforce said non-competition restriction, the Company will cause to be paid to me fifty percent (50%) of my highest annualized base salary paid by the Company within the two (2) years preceding the termination of my employment, for as long as the Company elects to enforce said non-competition restriction, subject further to limitations on payments owed to an employee who has breached a fiduciary duty owed to the Company or who has unlawfully taken Company property to the extent permitted by applicable law.  For purposes of this Agreement, and notwithstanding anything to the contrary in any other agreement between the Company and me, “Cause” shall mean a reasonable and good faith basis for the Company to be dissatisfied with my job performance, my conduct or my behavior. I acknowledge and agree that any payments I receive pursuant to this paragraph 8(a) shall reduce (and shall not be in addition to) any severance or separation pay that I am otherwise entitled to receive from the Company pursuant to an agreement, plan or otherwise.

B.	Non-Solicitation Restrictive Covenants
In order to protect the Company’s Proprietary Information and good will, during the Restricted Period, I will not, directly or indirectly, in any manner, other than for the benefit of the Company, (a) call upon, solicit, divert, take away, accept or conduct any business from or with any of the customers or prospective customers of the Company or any of its suppliers, and/or (b) solicit, entice, attempt to persuade any other employee or consultant of the Company to leave the Company for any reason or otherwise participate in or facilitate the hire, directly or through another entity, of any person who is employed or engaged by the Company or who was employed or engaged by the Company within six months of any attempt to hire such person.

I acknowledge that this covenants in this paragraph 8 are necessary because the Company’s legitimate business interests cannot be adequately protected solely by the other covenants in this Agreement.  I further acknowledge and agree that if I violate any of the provisions of this paragraph 8, the running of the Restricted Period will be extended by the time during which I engage in such violation(s).

9.            Government Contracts.  I acknowledge that the Company may have from time to time agreements with other persons or with the United States Government or its agencies which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work.  I agree to comply with any such obligations or restrictions upon the direction of the Company. In addition to the rights assigned under paragraph 5, I also assign to the Company (or any of its nominees) all rights which I have or acquired in any Developments, full title to which is required to be in the United States under any contract between the Company and the United States or any of its agencies.

10.            Prior Agreements.  I hereby represent that, except as I have fully disclosed previously in writing to the Company, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.  I further represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information, know-how or material belonging to any previous employer or others.

11.            Remedies Upon Breach.   I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose.  Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and other injunctive relief, without the posting of a bond.  In the event of any litigation concerning this Agreement, the Company and I agree that the prevailing party shall be entitled to costs relating to such litigation, including reasonable attorneys’ fees and expenses.

12.            Publications and Public Statements.  I will obtain the Company’s written approval before publishing or submitting for publication any material that relates to and/or incorporates any Proprietary Information.

13.            No Employment Obligation.  I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment.  I acknowledge that, unless otherwise agreed in a formal written employment agreement signed on behalf of the Company by an authorized officer, my employment with the Company is at will and therefore may be terminated by the Company or me at any time and for any reason, with or without cause.

14.            Survival and Assignment by the Company.  I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators.  The Company will have the right to assign this Agreement to its affiliates, successors and assigns.  I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate to whose employ I may be transferred without the necessity that this Agreement be resigned at the time of such transfer.

15.            Exit Interview.  If and when I depart from the Company, I may be required to attend an exit interview.  For twelve (12) months following termination of my employment, I will notify the Company of any change in my address and of each subsequent employment or business activity, including the name and address of my employer or other post-Company employment plans and the nature of my activities.  If I am named an inventor in one or more patent applications that resulted during my employment with the Company, I agree to use commercially reasonable efforts to keep the Company apprised of my contact information for an additional twenty-four (24) months.

16.            Disclosure to Future Employers. During the Restricted Period, I will provide a copy of this Agreement to any prospective employer, partner or co-venturer prior to entering into an employment, partnership or other business relationship with such person or entity.

17.            Protected Disclosures.  I understand that nothing contained in this Agreement limits my ability to communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company.  I also understand that nothing in this Agreement limits my ability to share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.  I understand that pursuant to the federal Defend Trade Secrets Act of 2016, I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

18.            Severability.  In case any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

19.            Interpretation.  This Agreement will be deemed to be made and entered into in the Commonwealth of Massachusetts, and will in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts.  I hereby agree to consent to personal jurisdiction of the state and federal courts situated within Suffolk County, Massachusetts for purposes of enforcing this Agreement, and waive any objection that I might have to personal jurisdiction or venue in those courts.

I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS.  BY SIGNING BELOW, I CERTIFY THAT I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.  I ACKNOWLEDGE I HAVE BEEN NOTIFIED BY THE COMPANY OF THE RIGHT TO CONSULT WITH COUNSEL OF MY OWN CHOOSING PRIOR TO SIGNING THIS AGREEMENT, AND THAT I WAS GIVEN A COPY OF THIS AGREEMENT NOT LESS THAN 10 BUSINESS DAYS BEFORE THE EFFECTIVE DATE OF THIS AGREEMENT.

I ACKNOWLEDGE AND AGREE THAT THE TERMS OF THIS AGREEMENT WILL APPLY TO MY ENTIRE SERVICE RELATIONSHIP WITH THE COMPANY, INCLUDING WITHOUT LIMITATION ANY PERIOD OF SERVICE PRIOR TO THE DATE OF MY SIGNATURE BELOW.

IN WITNESS WHEREOF, the undersigned has executed this agreement as a sealed instrument and it shall become effective upon the later of (i) the full execution by both parties; or (ii) ten (10) business days after the Company provided me with notice of this Agreement.

Signed:  ___________________________________

Type or print name:  Nagesh K. Mahanthappa, PhD, MBA

Date:  _____________________________________

Scholar Rock, Inc.

______________________________
Authorized Signatory

Date:   ________________________

APPENDIX 1

To:            Scholar Rock, Inc.

From:    Nagesh K. Mahanthappa, PhD, MBA

Date:  __________________________

SUBJECT:    Prior Inventions

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

 ☐   No inventions or improvements

 ☐                    See below:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

 ☐   Additional sheets attached

The following is a list of all patents and patent applications in which I have been named as an inventor:

 ☐   None

 ☐                    See below:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

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